UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2006

DOBI MEDICAL INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	0-32523 (Commission File Number)	98-0222710 (IRS Employer Identification No.)

1200 MacArthur Boulevard Mahwah, New Jersey (Address of principal executive offices)	07430 (Zip Code)

Registrant's telephone number, including area code: (201) 760-6464

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K
DOBI MEDICAL INTERNATIONAL, INC.
April 28, 2006

Item 1.01. Entry into a Definitive Material Agreement.

On April 28, 2006, DOBI Medical International, Inc. (“DOBI”) entered into the Securities Purchase Agreement attached hereto as Exhibit 10.1 (the “Securities Purchase Agreement”) with the purchasers named therein (the “Purchasers”). The transaction closed on May 1, 2006. Pursuant to the Securities Purchase Agreement, the Purchasers are purchasing Convertible Debentures in the form attached hereto as Exhibit 4.1 (the “Debentures”) in the aggregate face or principal amount of $6,000,000, or $5,250,000 in aggregate cash subscription amount reflecting a 12.5% original issue discount, half of which subscriptions were funded on May 1, 2006, and the other half will be funded shortly following the effective date of DOBI’s first registration statement (as described below). DOBI also entered into a Security Agreement, dated as of April 28, 2006, by and between DOBI and the signatories thereto and attached hereto as Exhibit 10.2 (the “Security Agreement”), pursuant to which the Debentures are secured by all of the assets of DOBI, including DOBI’s intellectual property. Monthly principal payments equal to 1/12th of the original principal amount of the Debentures begin on August 28, 2006, and are payable in cash or in shares of common stock based on a 15% discount to the daily volume weighted average price of the common stock for the ten trading days immediately preceding the payment date, provided such shares have been previously registered.

The Debentures have a term of 16 months and come fully due on August 28, 2007. The Debentures are convertible at the option of the holder at any time and from time to time into shares of common stock of DOBI at a conversion price equal to the lower of $.08 per share of common stock (initially 75,000,000 shares of common stock), or 80% of the five-day volume weighted average price of the shares prior to conversion with a floor price of $.02 per share. DOBI has the right to give holders written notice requiring them to convert all or any portion of their Debentures into common stock if (i) the closing price of its common stock exceeds 250% of the conversion price then in effect on each of the 20 consecutive trading days ending no more than five trading days before the date that such notice is given, (ii) the average daily trading volume for the common stock during the trading period exceeds 600,000 shares and (iii) the shares into which the Debentures are convertible have been registered. The Purchasers agreed not to convert their Debentures or exercise their warrants, and DOBI will not be permitted to require a mandatory conversion, to the extent such conversion, exercise or issuance would result in beneficial ownership of more than 9.99% of the outstanding shares of DOBI at such time. In the event that DOBI issues common stock in an equity financing at a price less than the then conversion price, the conversion price shall be immediately adjusted to the price at which such common stock was issued, subject to certain exempt issuances.

Events of default under the Debentures include:

•	failure to pay principal on any Debenture when due;

•	failure to pay any liquidated damages on any Debenture after a period of three trading days;

•	failure to perform other covenants under the Debenture that is not cured by the earlier of seven trading days after notice by holders or 15 trading days after DOBI is aware of such default;

•	default under the other financing documents that is not cured by the earlier of five trading days after notice or ten trading days after DOBI is aware of such default;

•	any representation or warranty under the financing documents that is untrue or incorrect in any material respect;

•	certain events of bankruptcy or insolvency of DOBI or any significant subsidiary;

•	any default by DOBI or its subsidiary under any instrument in excess of $150,000 that results in such obligation becoming due and payable prior to maturity;

•	DOBI becoming party to a change of control transaction, or disposing of greater than 33% of its assets or redeeming more than a de minimus number of outstanding equity securities;

•
failure by DOBI to have its first registration statement covering the resale of the common stock issuable upon the conversion of the Debentures and exercise of the Warrants (as defined below) declared effective by the SEC on or before October 28, 2006;

•
if, during the effectiveness period of the registration statement, the effectiveness of the registration statement lapses for any reason or the holders shall not be permitted to resell registrable securities under such registration statement, in either case, for more than 30 consecutive trading days or 60 non-consecutive trading days during any 12-month period, subject to certain limited exceptions; and

•	failure to deliver common stock certificates to a holder prior to the fifth trading day after a Debenture conversion date.

Upon an event of default, the outstanding principal amount of the Debentures plus all accrued and unpaid interest shall become immediately due and payable to the holders of the Debentures.

The Debentures contain various covenants that limit DOBI’s ability to:

•	incur additional indebtedness, other than permitted indebtedness as defined in the Debenture;

•	incur specified liens, other than permitted liens as defined in the Debenture;

•	amend its certificate of incorporation or by-laws in a material adverse manner to the holders; or

•	repay or repurchase more than a de minimus number of shares of common stock.

As part of the financing, DOBI has agreed to be bound by the following covenants:

•
not to issue shares of common stock or other securities convertible or exercisable into common stock in a financing transaction until 90 days after the effective date of the second registration statement;

•
not to undertake a reverse or forward stock split or reclassification of the common stock until the one-year anniversary of the effective date of the second registration statement, without the consent of a majority in interest of the holders;

•
to hold a special or annual meeting of stockholders at the earliest practicable date for the purpose of amending DOBI’s certificate of incorporation to increase the number of authorized shares of common stock; and

•	to reduce its consolidated monthly operating loss to specified levels through December 31, 2006.

Pursuant to the Securities Purchase Agreement, DOBI is also issuing three series of Common Stock Purchase Warrants to the Purchasers in the form attached hereto as Exhibit 4.2 (the “Warrants”). The Series A and Series B Common Stock Purchase Warrants are exercisable until April 28, 2009 to purchase initially up to 112,500,000 shares of common stock, 75,000,000 shares at an exercise price of $.15 per share and 37,500,000 shares at an exercise price of $.50 per share (the “Exercise Prices”). These warrants contain provisions to adjust the Exercise Prices in the event that DOBI issues common stock in a financing transaction at a price less than the then applicable Exercise Price, in which case the Exercise Price shall be reduced to the price at which such common stock was issued. The Series C Common Stock Purchase Warrant is exercisable until the earlier of (i) the later of December 31, 2006 or the one-month anniversary of the effective date of the first registration statement or (ii) May 28, 2007, to purchase up to 75,000,000 shares of common stock at an exercise price of $.08 per share. All of the warrants may be exercised on a cashless basis under certain circumstances. The Series A and Series C Common Stock Purchase Warrants are callable in the event DOBI’s common stock trades at $.50 and $.20 per share, respectively, for 20 consecutive trading days.

The financing was completed through a private placement to unaffiliated institutional accredited investors and was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Pursuant to the Registration Rights Agreement with the Purchasers, dated as of April 28, 2006, which is attached hereto as Exhibit 4.3 (the “Registration Rights Agreement”), DOBI has agreed to file a first registration statement on or before May 28, 2006, covering the resale of the shares issuable to the Purchasers upon conversion of the Debentures and exercise of the Warrants purchased on May 1, 2006, and a second registration statement covering the resale of the securities issuable to the Purchasers at the second closing. The Registration Rights Agreement provides for liquidated damages for any failure to timely file or obtain an effective registration statement. In addition, for nine months following the effectiveness of the second registration statement, the holders of the Debentures have the right to participate in DOBI’s future equity or equity-linked financings, subject to certain exempt issuances.

Executive officers, directors and 10% or greater stockholders agreed not to publicly sell any of their shares for six months after the effective date of the first registration statement.

In connection with consummating the financing pursuant to the Securities Purchase Agreement, DOBI has paid or will pay fees to C.E. Unterberg, Towbin LLC, acting as the exclusive placement agent, of $367,500.

The net proceeds of the financing are being used by DOBI for working capital and general corporate purposes with an emphasis on the completion of its clinical trial research study and PMA application to the FDA, and international sales and marketing efforts.

On May 1, 2006, DOBI issued a press release regarding the financing described in this report. A copy of such press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The foregoing description of the transaction is only a summary and is qualified in its entirety by reference to the form of Debenture contained in Exhibit 4.1, form of Warrant contained in Exhibit 4.2, Registration Rights Agreement contained in Exhibit 4.3, Securities Purchase Agreement contained in Exhibit 10.1 and Security Agreement contained in Exhibit 10.2, each of which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information called for by this Item 3.02 is contained in Item 1.01, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Convertible Debenture due August 28, 2007.

4.2	Form of Series A/B/C Common Stock Purchase Warrant.

4.3	Registration Rights Agreement, dated as of April 28, 2006, by and among DOBI Medical International, Inc. and the Purchasers named in the Securities Purchase Agreement, dated as of April 28, 2006.

10.1	Securities Purchase Agreement, dated as of April 28, 2006, by and among DOBI Medical International, Inc. and the Purchasers named therein.

10.2	Security Agreement, dated as of April 28, 2006, by and among DOBI Medical International, Inc. and the Purchasers named in the Securities Purchase Agreement, dated as of April 28, 2006.

99.1	Press Release issued by DOBI Medical International, Inc. on May 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOBI MEDICAL INTERNATIONAL, INC.

Date: April 28, 2006	By:	/s/ Michael R. Jorgensen
Michael R. Jorgensen Executive Vice President and Chief Financial Officer